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                                                                    Exhibit 11.1

                     Integrated Alarm Services Group, Inc.
                 Statement of Computation of Earnings Per Share

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                                                                                           Weighted Average
                                                                Total Shares                Three Months
                                                               --------------             ----------------
Three months ended March 31, 2003:
Shares outstanding January 1, 2003                                   709,719                      709,719
Shares issued for IASI and Morlyn on January 31, 2003                881,192                      577,670 59/90
                                                               --------------             ----------------
Shares outstanding March 31, 2003                                  1,590,911                    1,287,389
                                                               ==============             ================
Net Income (loss)                                                                            $(10,862,600)
                                                                                          ================
Net Income (loss) per share                                                                       $ (8.44)
                                                                                          ================




Three months ended March 31, 2004:
Shares outstanding January 1, 2004                                24,607,731                   24,607,731
Shares issued for Criticom (contingent) purchase                      34,091                       32,218 86/91
                                                               --------------             ----------------
Shares outstanding March 31, 2004                                 24,641,822                   24,639,949
                                                               ==============             ================

Net income (loss)                                                                            $ (1,071,016)
                                                                                          ================
Net income (loss) per share                                                                       $ (0.04)
                                                                                          ================
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